Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter Financial Results

Integration of Lifetime and Filament Operations Underway

Provides Financial Guidance for 2018

GARDEN CITY, NY, – May 8, 2018 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the first quarter ended March 31, 2018.

Consolidated net sales were $118.2 million, as compared to consolidated net sales of $113.4 million for the corresponding period in 2017. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $2.2 million, or 1.9%, as compared to consolidated net sales in the corresponding period in 2017.

Gross margin was $45.1 million, or 38.2%, as compared to $43.9 million, or 38.8%, for the corresponding period in 2017.

Loss from operations was $13.3 million, as compared to a loss of $1.9 million for the corresponding period in 2017.

Net loss was $11.6 million, or $0.70 per diluted share, as compared to a net loss of $1.3 million, or $0.09 per diluted share, in the corresponding period in 2017.

Adjusted net loss was $8.3 million, or $0.50 per diluted share, as compared to a loss of $1.3 million, or $0.09 per diluted share, in the corresponding period in 2017.

Consolidated adjusted EBITDA was $71.9 million for the twelve months ended March 31, 2018, after giving effect to the pro forma adjustments, permitted under our debt agreements, for the acquisition of Filament and projected synergies.

Equity in earnings, net of taxes, was $77 thousand, as compared to $540 thousand in the corresponding 2017 period.

Jeffrey Siegel, Lifetime’s Executive Chairman, commented, “During the first quarter, we completed the acquisition of Filament Brands and embarked on an ambitious program to transform our Company by building on our newly expanded and diversified business. The first quarter includes the results from Filament since March 2, 2018, when the acquisition was completed.

“Our financial results for the quarter reflect the rapidly changing retail environment. In addition, as we have noted in past earnings releases, we believe first quarter results are not indicative of the outlook for the full year, as our most significant initiatives are scheduled for the third and fourth quarters. These plans are reflected in the financial guidance we are providing for 2018.

“As we begin to integrate and benefit from the combination of Filament into Lifetime and also begin to take advantage of our expanded portfolio of leading brands, increased scale, new sales opportunities and added efficiencies, we firmly believe that Lifetime and its stakeholders will benefit from having the most powerful platform in housewares across all channels, including e-commerce.”

Chief Executive Officer Rob Kay continued, “In the two months that has elapsed since Lifetime and Filament merged, we have begun taking many steps to align our business model and create a strong and unified company. Our initial actions have been focused on integrating and consolidating our U.S. organization, including certain business units, our salesforce, our e-commerce/retail direct activities and IT, and on integrating our operations in China. We already have announced our integration plans across our Company and have identified and notified impacted functions and individuals.

“We are pleased with the rapid progress we have made to date and believe we are on track to exceed the financial targets we announced in conjunction with the merger. As noted then, we expect to realize the bulk of the annualized $8.1 million in integration savings starting in 2019, when we go live with our SAP migration. Throughout 2018, we will continue to move swiftly to implement our comprehensive plan for developing a stronger, more streamlined and even more effective Lifetime Brands.”

For the full fiscal year ending December 31, 2018, the Company is providing the following financial outlook:

Net sales	$760 to $772 million
Income from operations	$29 to $33 million
Net income	$9 to $12 million
Diluted income per common share	$0.45 to $0.61 per share
Adjusted net income	$16 to $19 million
Adjusted diluted income per common share	$0.81 to $0.96 per share
Pro forma adjusted EBITDA	$77 to $81 million

Guidance for net sales is based on a forecasted GBP to USD exchange rate of $1.40. Guidance for income from operations, net income, adjusted net income, diluted income per common share and adjusted diluted income per common share is based on the Company’s preliminary valuation of the net assets acquired in the Filament acquisition. The final valuation of net assets may result in material adjustments to the respective fair values of the net assets, resulting goodwill, and deferred tax liability and amortization expense.

Net income, adjusted net income, diluted income per common share and adjusted diluted income per common share guidance was calculated based on an expected effective tax rate of 27.5%.

Pro forma adjusted EBITDA includes $8.1 million of projected synergies.

Conference Call

The Company has scheduled a conference call for May 8, 2018 at 11:00 a.m. ET. The dial-in number for the conference call is (844) 787-0801 or (661) 378-9632, passcode #1276546. A live webcast of the conference call will be accessible through https://edge.media-server.com/m6/p/y9cu55hp. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net income, adjusted diluted income per common share, and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding our current and projected financial and operating performance and all guidance related thereto and our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® Taylor® Kitchen and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Rabbit® Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Taylor® Bath and Taylor® Weather. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:
Lifetime Brands, Inc.	Lippert/Heilshorn& Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands—except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net sales	$118,169	$113,356
Cost of sales	73,082	69,415

Gross margin	45,087	43,941
Distribution expenses	17,822	13,433
Selling, general and administrative expenses	40,175	32,382
Restructuring expenses	406	—

Loss from operations	(13,316)	(1,874)
Interest expense	(2,103)	(941)
Loss on early retirement of debt	(66)	—

Loss before income taxes and equity in earnings	(15,485)	(2,815)
Income tax benefit	3,810	944
Equity in earnings, net of taxes	77	540

NET LOSS	$(11,598)	$(1,331)

Weighted-average shares outstanding - basic	16,601	14,396

BASIC LOSS PER COMMON SHARE	$(0.70)	$(0.09)

Weighted-average shares outstanding - diluted	16,601	14,396

DILUTED LOSS PER COMMON SHARE	$(0.70)	$(0.09)

Cash dividends declared per common share	$0.0425	$0.0425

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands—except share data)

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,904	$7,600
Accounts receivable, less allowances of $6,164 at March 31, 2018 and $6,190 at December 31, 2017	87,622	108,033
Inventory	177,567	132,436
Prepaid expenses and other current assets	16,262	10,354

TOTAL CURRENT ASSETS	293,355	258,423
PROPERTY AND EQUIPMENT, net	27,052	23,065
INVESTMENTS	24,517	23,978
INTANGIBLE ASSETS, net	371,087	88,479
DEFERRED INCOME TAXES	8,889	5,826
OTHER ASSETS	2,015	1,750

TOTAL ASSETS	$726,915	$401,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$1,285	$—
Short term loan	151	69
Accounts payable	34,119	25,461
Accrued expenses	49,588	44,121
Income taxes payable	104	1,864

TOTAL CURRENT LIABILITIES	85,247	71,515
DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,569	20,249
DEFERRED INCOME TAXES	34,419	4,423
INCOME TAXES PAYABLE, LONG-TERM	311	311
REVOLVING CREDIT FACILITY	45,047	94,744
TERM LOAN	263,581	—
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at March 31, 2018 and December 31, 2017; shares issued and outstanding: 20,605,877 at March 31, 2018 and 14,902,527 at December 31, 2017	206	149
Paid-in capital	255,408	178,909
Retained earnings	48,068	60,546
Accumulated other comprehensive loss	(25,941)	(29,325)

TOTAL STOCKHOLDERS’ EQUITY	277,741	210,279

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$726,915	$401,521

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(11,598)	$(1,331)
Adjustments to reconcile net loss to net cash provided by operating activities:
Extraordinary gain
Depreciation and amortization	4,309	3,286
Amortization of financing costs	220	217
Deferred rent	370	(140)
Stock compensation expense	838	804
Undistributed equity in earnings, net	(77)	(540)
Loss on early retirement of debt	66	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	48,119	43,044
Inventory	(17,303)	(18,648)
Prepaid expenses, other current assets and other assets	(1,476)	(1,073)
Accounts payable, accrued expenses and other liabilities	(7,050)	(18,135)
Income taxes receivable	—	(132)
Income taxes payable	(3,880)	(1,373)

NET CASH PROVIDED BY OPERATING ACTIVITIES	12,538	5,979

INVESTING ACTIVITIES
Purchases of property and equipment	(2,408)	(373)
Filament acquisition, net of cash acquired	(217,932)	—

NET CASH USED IN INVESTING ACTIVITIES	(220,340)	(373)

FINANCING ACTIVITIES
Proceeds from revolving credit facility	73,725	66,298
Repayments of revolving credit facility	(123,938)	(70,620)
Proceeds from Term Loan	275,000	—
Repayment of Credit Agreement term loan	—	(2,500)
Proceeds from short term loan	79	119
Payment of financing costs	(11,049)	(29)
Payment of equity issuance costs	(929)	—
Payments for capital leases	(24)	—
Payments of tax withholding for stock based compensation	(258)	—
Proceeds from exercise of stock options	—	92
Cash dividends paid	(652)	(613)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	211,954	(7,253)

Effect of foreign exchange on cash	152	53
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,304	(1,594)

Cash and cash equivalents at beginning of period	7,600	7,883

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$11,904	$6,289

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA for the twelve months ended March 31, 2018:

Consolidated adjusted EBITDA for the Four Quarters Ended March 31, 2018
Three months ended March 31, 2018	$(529)
Three months ended December 31, 2017	29,767
Three months ended September 30, 2017	26,500
Three months ended June 30, 2017	8,100
Pro forma projected synergies	8,100

Total for the four quarters	$71,938

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	Twelve Months ended March 31, 2018
Net income (loss) as reported	$(11,598)	$1,251	$4,330	$(2,096)	$(8,113)
Subtract out:
Undistributed equity in (earnings) losses, net	(77)	265	326	(430)	84
Add back:
Income tax expense (benefit)	(3,810)	8,169	3,505	(1,698)	6,166
Interest expense	2,103	1,177	1,172	1,001	5,453
Loss on early retirement of debt	66	—	—	110	176
Depreciation and amortization	4,309	3,468	4,063	3,348	15,188
Stock compensation expense	838	908	952	726	3,424
Unrealized loss on foreign currency contracts	393	169	897	1,456	2,915
Other permitted non-cash charges	287	—	—	—	287
Permitted acquisition related expenses	809	2,424	166	(9)	3,390
Permitted cash charges	2,825	1,331	272	409	4,837
Pro forma Filament adjustment	3,326	10,605	10,817	5,283	30,031
Twelve Months ended March 31, 2018, Pro forma projected synergies	—	—	—	—	8,100

Consolidated adjusted EBITDA	$(529)	$29,767	$26,500	$8,100	$71,938

Consolidated adjusted EBITDA is a non-GAAP measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, unrealized loss on foreign currency contracts, permitted cash charges such as severance expense, warehouse relocation costs, transition expenses and restructuring expenses, and a non-cash purchase accounting adjustment to step-up the fair value of acquired inventory. Consolidated adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through March 31, 2018 or expected to be taken as of March 31, 2018, net of the benefits realized during the three months ended March 31, 2018.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands—except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended
	March 31,
	2018	2017
Net loss as reported	$(11,598)	$(1,331)
Adjustments:
Acquisition related expenses	809	35
Restructuring expenses	406	—
Integration charges	35	—
Warehouse relocation	2,384	—
Loss on early retirement of debt	66	—
Non-cash purchase accounting charges	287	—
Unrealized loss on foreign currency contracts	393	295
Deferred tax for foreign currency translation for Grupo Vasconia	(195)	(255)
Income tax effect on adjustments	(872)	(71)

Adjusted net loss	$(8,285)	$(1,327)

Adjusted diluted loss per common share	$(0.50)	$(0.09)

Adjusted net loss in the three months ended March 31, 2018 excludes acquisition related expenses, restructuring expenses, integration charges, warehouse relocation expenses, loss on retirement of debt, non-cash purchase accounting charges, the unrealized loss on foreign currency contracts and the deferred tax for foreign currency translation for Grupo Vasconia. Adjusted net loss in the three months ended March 31, 2017 excludes acquisition related expenses, the unrealized loss on foreign currency contracts and the deferred tax for foreign currency translation for Grupo Vasconia.

Constant Currency:

	As Reported			Constant Currency (1)
	Three Months Ended			Three Months Ended				Year-Over-Year
	March 31,			March 31,				Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$90,795	$87,392	$3,403	$90,795	$87,407	$3,388	$15	3.9%	3.9%	—%
International	21,846	21,228	618	21,846	23,807	(1,961)	2,579	(8.2)%	2.9%	11.1%
Retail Direct	5,528	4,736	792	5,528	4,736	792	—	16.7%	16.7%	—%

Total net sales	$118,169	$113,356	$4,813	$118,169	$115,950	$2,219	$2,594	1.9%	4.2%	2.3%

(1)	“Constant Currency” is determined by applying the 2018 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.

LIFETIME BRANDS, INC.

Supplemental Information

(in millions, except per share data)

Reconciliation of GAAP to Non-GAAP Guidance

Adjusted net income and adjusted diluted earnings per share guidance for the full fiscal year ending December 31, 2018:

Net income guidance	$9 to $12
Adjustments:
Acquisition related expenses	1.3
Restructuring and integration expenses	3.3
Warehouse relocation	2.4
Loss on early retirement of debt	0.1
Non-cash purchase accounting charges	1.7
Unrealized loss on foreign currency contracts	0.4
Deferred tax for foreign currency translation for Grupo Vasconia	(0.2)
Income tax effect on adjustments	(2.0)

Adjusted net income guidance	$16 to $19

Adjusted diluted loss per common share guidance	$0.81 to $0.96

Consolidated adjusted EBITDA guidance for the full fiscal year ending December 31, 2018:

Net income guidance	$9 to $12
Subtract out:
Undistributed equity in earnings	(1.1)
Add back:
Income tax expense	3.2 to 4.2
Interest expense	18.0
Loss on early retirement of debt	0.1
Depreciation and amortization	24.0
Stock compensation expense	4.0
Unrealized loss on foreign currency contracts	0.4
Other permitted non-cash charges	1.7
Permitted acquisition related expenses	1.3
Permitted cash charges	5.7
Pro forma Filament adjustment	3.3
Pro forma projected synergies	7.4

Pro forma consolidated adjusted EBITDA guidance	$77 to $81